Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

The Bank of New York Trust Company, N.A.

600 North Pearl Street – Suite 420

Dallas, Texas 75201

866-691-3390

(Name, Address and Telephone Number of Agent for Service)

W&T OFFSHORE, INC.

(Exact name of obligor as specified in its charter)

Texas	72-1121985
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Eight Greenway Plaza, Suite 1330 Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

Senior Debt Securities

(Title of the Indenture Securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 on January 11, 2005).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948 on January 11, 2005).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948 on January 11, 2005).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948 on January 11, 2005).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948 on January 11, 2005).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority (Exhibit 7 filed herewith).

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Dallas, and State of Texas, on the 16th day of March, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Patrick T Giordano
Name:	Patrick T Giordano
Title:	Vice President

EXHIBIT 7

Consolidating domestic subsidiaries of

THE BANK OF NEW YORK TRUST COMPANY, NA

in the state of CA at close of business on December 31, 2005

Established in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

	Dollar Amounts in Thousand
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		9,859
Interest-bearing balances		0
Securities:
Held-to-maturity securities		70
Available-for-sale securities		62,079
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		38,000
Securities purchased under agreements to resell		105,100
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Leading Assets		0
Premises and fixed assets (including capitalized leases)		4,113
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Customers’ liability to this bank on acceptances outstanding		0
Tangible assets:
Goodwill		265,964
Other intangible assets		16,292
Other assets		39,519
Total assets		540,996

LIABILITIES	Dollar Amounts in Thousands
Deposits:
In domestic offices		7,729
Noninterest-bearing	7,729
Interest-bearing	0
Federal Funds purchased and securities sold under agreements to repurchase
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		58,000
Bank’s liability on acceptances executed and outstanding		0
Subordinated notes and debentures		0
Other liabilities		68,953
Total liabilities		134,682
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		321,520
Retained earnings		84,070
Accumulated other comprehensive income		(276)
Other equity capital components		0
Total equity capital		406,314
Total liabilities, minority interest, and equity capital		540,996

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that is has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.	I, William J. Winkelmann, Vice President ( Name, Title) of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1	/s/ Michael K. Klugman
Michael K. Klugman, President

Director #2	/s/ Michael F. McFadden
Michael F. McFadden, MD

Director #3	/s/ Frank P. Sulzberger
Frank P. Sulzberger, Vice President